Exhibit 99.1

EAGLE FINANCIAL SERVICES, INC.

ANNOUNCES 2015 FOURTH QUARTER

AND ANNUAL EARNINGS

Contact:	Kathleen J. Chappell, Vice President and CFO	540-955-2510
kchappell@bankofclarke.com

BERRYVILLE, VIRGINIA (February 3, 2016) – Eagle Financial Services, Inc. (OTCQX: EFSI), the holding company for Bank of Clarke County, whose divisions include Eagle Investment Group, announces its 2015 fourth quarter and annual profits.

Fourth Quarter and Annual 2015 Highlights:

	Q4	Annual
Net income (000’s)	$1,355	$6,897
Diluted EPS	$0.38	$1.97
Dividend, per common share	$0.20	$0.80
Net Interest Margin	3.97%	4.04%
Net Loan Growth (000’s)	$4,357	$25,753
Decrease in Nonperforming Assets	$1,359	$6,651
Allowance for loan losses to total loans		1.00%

John R. Milleson, President and CEO, stated, “I am very proud to announce continued strong earnings for the quarter and year ended December 31, 2015. During 2015, the Company had made substantial investments in customer product and service initiatives not only in our existing markets of Clarke and Frederick Counties, the City of Winchester and Town of Berryville, but also in our growth market of Eastern Loudoun County. It is gratifying to see the public’s support of the two retail branches that were opened in Ashburn at One Loudoun and Leesburg, Virginia during 2015. Their growth, coupled with that of our existing branches and business lines, allow us to make the investments needed to stay competitive and attentive to our customers and their financial needs. Additionally, I’m encouraged by the improvement in asset quality during 2015. The Company continues to keep asset quality as a primary focus and works diligently to address its level of nonperforming assets. And finally, as I have stated for many, many years, I am extremely pleased with the Company’s ability to increase its annual dividend to shareholders for the 29th consecutive year.”

Income Statement Review

Net income was $6.9 million for the year ended December 31, 2015 which represented a decrease of 3.4% when compared to net income in 2014. Net income for the quarter ended December 31, 2015 was $1.4 million reflecting a decrease of 44.3% from the quarter ended December 31, 2014. This decrease resulted mostly from fewer gains realized on the sales of investment securities. Approximately $897,000 in net gains had been realized on the sales of investment securities during the fourth quarter of 2014.

Net interest income for the quarter ended December 31, 2015 was $5.9 million and $5.6 million for the same period in 2014. Net interest income for the year ended December 31, 2015 was $23.1 million which represented an increase of 0.9% when compared to $22.9 million in 2014. This increase in net interest income for the year resulted mainly from the decreased costs of the Company’s interest bearing liabilities.

Total loan interest income was $5.5 million for the quarter ended December 31, 2015 and $5.4 million for the quarter ended December 31, 2014. Total loan interest income was $21.8 million for the year ended December 31, 2015, reflecting an increase of $56,000 from the year ended December 31, 2014. Average loans for the quarter ended December 31, 2015 were $491.1 million compared to $470.6 million for the same period in 2014. Average loans for the year ended December 31, 2015 were $479.1 million compared to $461.8 million for 2014. The tax equivalent yield on average loans for the quarter ended December 31, 2015 was 4.4%, down 13 basis points from the same time period in 2014. The tax equivalent yield on average loans for the year ended December 31, 2015 was 4.56%, down 16 basis points from 2014. Interest income from the investment portfolio was $689,000 thousand for the quarter ended December 31, 2015, reflecting an increase of 3.6% when compared to $665,000 for the same period in 2014. Interest income from the investment portfolio was $2.7 million for the year ended December 31, 2015 and $3.1 million for the same period in 2014. Average investments for the quarter ended December 31, 2015 were $104.0 million compared to $95.7 million for the same period in 2014. Average investments for the year ended December 31, 2015 were $102.8 million compared to $101.8 million for 2014. The tax equivalent yield on average investments for the quarter ended December 31, 2015 was 3.1%, down 21 basis points from the same time period in 2014. The tax equivalent yield on average investments for the year ended December 31, 2015 was 3.13%, down 52 basis points from 2014.

Total interest expense was $302,000 for the three months ended December 31, 2015 and $448,000 for three months ended December 31, 2014. Total interest expense for the year ended December 31, 2015 was $1.3 million, representing a decrease of $564,000 or 29.5% from the year ended December 31, 2014. The average cost of interest bearing liabilities decreased 15 basis points when comparing the quarter ended December 31, 2015 to the same time period in 2014. The average cost of interest bearing liabilities decreased 15 basis points when comparing the year ended December 31, 2015 to the same time period in 2014. The average balance of interest bearing liabilities decreased $1.2 million from the quarter ended December 31, 2014 to the same period in 2015. Although average balances of interest bearing deposits had increased by nearly $15.0 million when comparing the quarter ended December 31, 2015 to the same period in 2014, the combined decrease in Federal Home Loan Bank advances and trust preferred capital notes resulted in a net decrease in total interest bearing liabilities. On July 29, 2015, the pool to which the Company’s $7.0 million in outstanding trust preferred capital notes belonged was liquidated by means of auction. The Company was successful in purchasing the outstanding notes at a price of 65.375% of par or $4.6 million in cash. The average balance of interest bearing liabilities increased $1.1 million from the year ended December 31, 2014 to the same period in 2015. This increase resulted from the growth in interest bearing non-maturity deposits.

The net interest margin was 3.97% for the quarter ended December 31, 2015. When compared to the quarter ended December 31, 2014, the net interest margin decreased three basis points. The net interest margin was 4.04% for the year ended December 31, 2015. When compared to the year ended December 31, 2014, the net interest margin decreased 16 basis points. This decrease was attributable to the decreased yield on interest earning assets as higher yielding assets had been repriced or replaced at lower current market rates.

The Company’s net interest margin is not a measurement under accounting principles generally accepted in the United States, but it is a common measure used by the financial services industry to determine how profitably earning assets are funded. The Company’s net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent net interest income is calculated by grossing up interest income for the amounts that are non-taxable (i.e., municipal income) then subtracting interest expense. The tax rate utilized is 34%.

Noninterest income was $1.3 million for the quarter ended December 31, 2015 and $2.2 million for the same period in 2014. During the fourth quarter of 2014, the Company realized $897,000 in net gains on the sales of investment securities. Noninterest income was $8.4 million for the year ended December 31, 2015 and $6.6 million for the same period in 2014. This increase resulted mostly from the $2.4 million net gain realized on the redemption of outstanding trust preferred capital notes. On July 29, 2015, the pool to which the Company’s $7.0 million in outstanding trust preferred capital notes belonged was liquidated by means of auction. The Company was successful in purchasing the outstanding notes at a price of 65.375% of par or $4.6 million in cash. Other contributions to the year over year increase in noninterest income resulted from the increases in income from fiduciary activities and other service charges and fees. Income from fiduciary activities increased $176,000 or 15.2% when comparing the year ended December 31, 2015 to the same period in 2014. This increase results mostly from one time fees that were collected during the year. Other service charges and fees increased $380,000 or 12.7% from the year ended December 31, 2105 to the same period in 2014. This increase was driven mostly by the increase in commissions from non-deposit investment sales.

Noninterest expense increased $930,000, or 19.2%, to $5.8 million for the quarter ended December 31, 2015 from $4.8 million for the quarter ended December 31, 2014. Several items contributed to this increase including the recording of a $235,000 valuation allowance for other real estate owned, increased salary and occupancy expenses related to the opening of two new retail branches in April and November of 2015. The Company’s One Loudoun branch in Ashburn, Virginia opened in April of 2015 while the Market Street branch in Leesburg, Virginia opened in November of 2015. Salaries and employee benefits related to the two new branches for the quarter ended December 31, 2015 totaled $320,000. Occupancy expenses related to the One Loudoun and Market Street branches totaled $122,000 for the quarter ended December 31, 2015. Additionally, during the quarter ended December 31, 2015, increases related to various computer and technology expenses were incurred, including those related to online and mobile banking as well as EMV chip card technology.

Noninterest expense increased $2.5 million to $22.5 million for the year ended December 31, 2015 when compared to $20.0 million for the same period in 2014. Much of this increase resulted from the increase in salary and employee benefit expense. Salary and employee benefit expense increased $891,000 when comparing the year ended December 31, 2015 to the same period in 2014. The majority of this increase results from the hiring of new employees. The Company had hired additional retail staff for the opening of two new retail branches. Five new employees were hired for the One Loudoun branch, located in Ashburn, Virginia. The second new branch, located in Leesburg, Virginia, opened during November 2015. Beginning in February 2015, seven fulltime employees had been hired for that facility. Additionally, in February 2015, with the decision to no longer outsource its internal audit function, the Company hired a Director of Internal Auditor. Additional hires of middle management positions were also made during 2015 to address infrastructure and growth needs. Occupancy and equipment expenses increased $283,000 and $382,000, respectively, when comparing the year ended December 31, 2015 to the same period in 2014. The majority of the increase in Occupancy expense results from the opening of the additional two retail branches during 2015. The Occupancy expense related to those branches for the year ended December 31, 2015 totaled $327,000. Equipment expense for the new branches for the year ended December 31, 2015, totaled $102,000. The remainder of the increase in Equipment expense results from various investments in technology to address the Company’s growth. Other real estate owned expense increased $309,000 when comparing the year ended December 31, 2015 to the same period in 2014. The majority of this increase relates to a valuation allowance of $235,000 that was established for real estate that was foreclosed upon in November of 2015. Other operating expenses increased $578,000 when comparing the year ended December 31, 2015 to the same period in 2014. On June 10, 2015, the Company purchased the land on which one of its retail branches resided. The land was purchased subject to an existing lease and subsequently recorded at market value, resulting in a $520,000 write down of the total purchase price. Increases in the aforementioned categories also contributed to the year over year increase in noninterest expense.

Asset Quality and Provision for Loan Losses

Nonperforming assets consist of nonaccrual loans, loans 90 days or more past due and still accruing, other real estate owned (foreclosed properties), and repossessed assets. Nonperforming assets decreased from $12.8 million or 2.04% of total assets at December 31, 2014 to $6.2 million or 0.95% of total assets at December 31, 2015. This decrease resulted mostly from the decrease in nonaccrual loans. Total nonaccrual loans totaled $5.3 million at December 31, 2015 and $10.7 million at December 31, 2014. This decreased in nonaccrual loans resulted from the combination of returning qualifying loans to accruing status, loan payments and loan charge offs. The majority of the nonaccrual loans are secured by real estate and management evaluates the financial condition of these borrowers and the value of any collateral on these loans. The results of these evaluations are used to estimate the amount of losses which may be realized on the disposition of these nonaccrual loans. Loans greater than 90 days past due and still accruing increased from $6,000 at December 31, 2014 to $307,000 at December 31, 2015. Other real estate owned decreased from $2.1 million at December 31, 2014 to $571,000 at December 31, 2015. During 2015, the Company foreclosed on five pieces of real estate totaling $910,000.00 and sold 11 pieces of other real estate owned totaling $2.2 million.

The Company may, under certain circumstances, restructure loans in troubled debt restructurings as a concession to a borrower when the borrower is experiencing financial distress. Formal, standardized loan restructuring programs are not utilized by the Company. Each loan considered for restructuring is evaluated based on customer circumstances and may include modifications to one or more loan provision. Such restructured loans are included in impaired loans, but may not necessarily be nonperforming loans. At December 31, 2015, the Company had 23 troubled debt restructurings totaling $7.2 million. Approximately $6.7 million or 21 loans are performing loans, while the remaining loans are on non-accrual status. At December 31, 2014, the Company had 25 troubled debt restructurings totaling $7.8 million. Approximately $6.3 million or 17 loans were performing loans, while the remaining loans are on non-accrual status.

The Company realized $44,000 in net recoveries for the quarter ended December 31, 2015 versus net charge offs of $857,000 for the three months ended December 31, 2014. The Company recognized a negative provision for loan losses totaling $250,000 and $227,000 for the quarter and year ended December 31, 2015, respectively. A $350,000 provision for loan losses was recorded for the three months and year ended December 31, 2014. The ratio of allowance for loan losses to total loans was 1.00% at December 31, 2015 and 1.08% at December 31, 2014. The ratio of allowance for loan losses to total nonaccrual loans was 93.81% at December 31, 2015 and 47.45% at December 31, 2014. The amount of provision for loan losses reflects the results of the Bank’s analysis used to determine the adequacy of the allowance for loan losses. Management’s judgment in determining the level of the allowance is based on evaluations of the collectability of loans while taking into consideration such factors as trends in delinquencies and charge-offs, changes in the nature and volume of the loan portfolio, current economic conditions that may affect a borrower’s ability to repay and the value of collateral, overall portfolio quality and review of specific potential losses. The Company is committed to maintaining an allowance at a level that adequately reflects the risk inherent in the loan portfolio.

Total Consolidated Assets

Total consolidated assets of the Company at December 31, 2015 were $651.7 million, which represented an increase of $24.8 million or 4.0% from total assets of $626.8 million at December 31, 2014. Total loans increased $25.8 million from $469.8 million at December 31, 2014 to $495.6 million at December 31, 2015. Total securities increased $10.7 million from $97.0 million at December 31 2014, to $107.7 million at December 31, 2015.

Deposits and Other Borrowings

Total deposits, which include brokered deposits, increased $46.9 million to $550.7 million at December 31, 2015 from $503.8 million at December 31, 2014. The Company held $11.0 million in brokered deposits at December 31, 2015 and 2014. Borrowings with the Federal Home Loan Bank of Atlanta were $20.0 million at December 31, 2015 and $40.0 million at December 31, 2014.

Equity

Shareholders’ equity was $78.2 million at December 31, 2015 and $73.1 million at December 31, 2014. The book value of the Company at December 31, 2015 was $22.25 per common share. Total common shares outstanding were 3,517,648 at December 31, 2015. On January 20, 2016, the board of directors declared a $0.20 per common share cash dividend for shareholders of record as of February 3, 2016 and payable on February 17, 2016.

Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to the Company’s future operations and are generally identified by phrases such as “the Company expects,” “the Company believes” or words of similar import. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For details on factors that could affect expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, and other filings with the Securities and Exchange Commission.

EAGLE FINANCIAL SERVICES, INC.

KEY STATISTICS

	For the Three Months Ended
	4Q15	3Q15	2Q15	1Q15	4Q14
Net Income (dollars in thousands)	$1,355	$3,289	$798	$1,455	$2,434
Earnings per share, basic	$0.38	$0.94	$0.23	$0.42	$0.71
Earnings per share, diluted	$0.38	$0.94	$0.23	$0.42	$0.70
Return on average total assets	0.84%	2.20%	0.51%	0.96%	1.57%
Return on average total equity	6.92%	17.26%	4.31%	8.03%	13.43%
Dividend payout ratio	52.63%	21.28%	86.96%	47.80%	28.17%
Fee revenue as a percent of total revenue	17.64%	16.01%	21.42%	20.56%	15.90%
Net interest margin(1)	3.97%	4.07%	4.13%	4.02%	4.00%
Yield on average earning assets	4.17%	4.29%	4.35%	4.30%	4.31%
Yield on average interest-bearing liabilities	0.31%	0.33%	0.35%	0.42%	0.46%
Net interest spread	3.85%	3.96%	4.00%	3.88%	3.85%
Tax equivalent adjustment to net interest income (dollars in thousands)	$151	$155	$152	$161	$173
Non-interest income to average assets	0.83%	2.39%	1.06%	1.07%	1.43%
Non-interest expense to average assets	3.58%	3.44%	3.95%	3.32%	3.12%
Efficiency ratio(2)	78.51%	55.56%	80.78%	68.98%	60.57%

(1)	The net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent interest income is calculated by grossing up interest income for the amounts that are non-taxable (i.e., municipal income) then subtracting interest expense. The rate utilized is 34%. See the table below for the quarterly tax equivalent net interest income and the reconciliation of net interest income to tax equivalent net interest income. The Company’s net interest margin is a common measure used by the financial service industry to determine how profitable earning assets are funded. Because the Company earns a fair amount of nontaxable interest income due to the mix of securities in its investment security portfolio, net interest income for the ratio is calculated on a tax equivalent basis as described above.
(2)	The efficiency ratio is not a measurement under accounting principles generally accepted in the United States. It is calculated by dividing non-interest expense by the sum of tax equivalent net interest income and non-interest income excluding gains and losses on the investment portfolio and sales of repossessed assets. The tax rate utilized is 34%. See the table below for the quarterly tax equivalent net interest income and a reconciliation of net interest income to tax equivalent net interest income. The Company calculates this ratio in order to evaluate its overhead structure or how effectively it is operating. An increase in the ratio from period to period indicates the Company is losing a larger percentage of its income to expenses. The Company believes that the efficiency ratio is a reasonable measure of profitability.

EAGLE FINANCIAL SERVICES, INC.

SELECTED FINANCIAL DATA BY QUARTER

	4Q15	3Q15	2Q15	1Q15	4Q14
BALANCE SHEET RATIOS
Loans to deposits	89.99%	93.06%	92.97%	90.52%	93.25%
Average interest-earning assets to average-interest bearing liabilities	157.81%	154.19%	154.14%	151.49%	166.86%
PER SHARE DATA
Dividends	$0.20	$0.20	$0.20	$0.20	$0.20
Book value	$22.25	$22.25	$21.30	$21.49	$21.01
Tangible book value	$22.25	$22.25	$21.30	$21.49	$21.01
SHARE PRICE DATA
Closing price	$23.00	$23.00	$23.50	$24.50	$23.30
Diluted earnings multiple(1)	15.13	6.12	25.54	14.58	8.32
Book value multiple(2)	1.03	1.03	1.10	1.14	1.11
COMMON STOCK DATA
Outstanding shares at end of period	3,517,648	3,508,831	3,495,800	3,481,774	3,463,665
Weighted average shares outstanding	3,512,978	3,503,412	2,487,215	3,477,249	3,459,096
Weighted average shares outstanding, diluted	3,512,978	3,503,412	3,497,065	3,485,450	3,468,904
CAPITAL RATIOS
Total equity to total assets	12.00%	12.16%	11.66%	12.15%	11.67%
CREDIT QUALITY
Net charge-offs to average loans	-0.04%	-0.03%	-0.05%	0.04%	0.72%
Total non-performing loans to total loans	1.13%	1.16%	1.41%	1.44%	2.28%
Total non-performing assets to total assets	0.95%	1.18%	1.44%	1.47%	2.04%
Non-accrual loans to:
total loans	1.07%	1.15%	1.39%	1.43%	2.28%
total assets	0.81%	0.89%	1.07%	1.07%	1.71%
Allowance for loan losses to:
total loans	1.00%	1.05%	1.14%	1.12%	1.08%
non-performing assets	80.45%	68.65%	60.79%	57.17%	39.64%
non-accrual loans	93.81%	91.03%	81.68%	78.45%	47.45%
NON-PERFORMING ASSETS:
(dollars in thousands)
Loans delinquent over 90 days	$307	$1	$68	$63	$6
Non-accrual loans	5,285	5,673	6,778	6,593	10,706
Other real estate owned and repossessed assets	571	1,848	2,261	2,391	2,102
NET LOAN CHARGE-OFFS (RECOVERIES):
(dollars in thousands)
Loans charged off	$17	$118	$190	$131	$967
(Recoveries)	(61)	(156)	(254)	(90)	(110)
Net charge-offs (recoveries)	(44)	(38)	(64)	41	857
PROVISION FOR LOAN LOSSES (dollars in thousands)	(250)	$(410)	$300	$133	$350
ALLOWANCE FOR LOAN LOSS SUMMARY
(dollars in thousands)
Balance at the beginning of period	$5,164	$5,536	$5,172	$5,080	$5,587
Provision	(250)	(410)	300	133	350
Net charge-offs (recoveries)	(44)	(38)	(64)	41	857
Balance at the end of period	$4,958	$5,164	$5,536	$5,172	$5,080

(1)	The diluted earnings multiple (or price earnings ratio) is calculated by dividing the period’s closing market price per share by total equity per weighted average shares outstanding, diluted for the period. The diluted earnings multiple is a measure of how much an investor may be willing to pay for $1.00 of the Company’s earnings.
(2)	The book value multiple (or price to book ratio) is calculated by dividing the period’s closing market price per share by the period’s book value per share. The book value multiple is a measure used to compare the Company’s market value per share to its book value per share.

EAGLE FINANCIAL SERVICES, INC.

CONSOLIDATED BALANCE SHEETS

(dollars in thousands)

	Unaudited	Unaudited	Unaudited	Unaudited	Audited
	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014
Assets
Cash and due from banks	$23,221	$16,941	$12,145	$26,374	$34,564
Federal funds sold	—	—	—	—	—
Securities available for sale, at fair value	107,718	103,503	107,682	99,092	96,973
Loans, net of allowance for loan losses	490,615	486,052	480,492	456,221	464,740
Bank premises and equipment, net	20,964	20,924	20,805	20,071	19,015
Other assets	9,136	10,649	13,191	11,983	11,538

Total assets	$651,654	$638,069	$634,315	$613,741	$626,830

Liabilities and Shareholders’ Equity
Liabilities
Deposits:
Noninterest bearing demand deposits	$186,133	$177,005	$171,368	$166,085	$159,352
Savings and interest bearing demand deposits	272,214	255,135	257,575	249,783	249,305
Time deposits	92,371	95,731	93,844	93,836	95,159

Total deposits	$550,718	$527,871	$522,787	$509,704	$503,816
Federal funds purchased and securities sold under agreements to repurchase	—	—	8,329	—	—
Federal Home Loan Bank advances	20,000	30,000	20,000	20,000	40,000
Trust preferred capital notes	—	—	7,217	7,217	7,217
Other liabilities	2,715	2,589	2,039	2,273	2,665
Commitments and contingent liabilities	—	—	—	—	—

Total liabilities	$573,433	$560,460	$560,372	$539,194	$553,698

Shareholders’ Equity
Preferred stock, $10 par value	$—	$—	$—	$—	$—
Common stock, $2.50 par value	8,758	8,723	8,681	8,658	8,621
Surplus	13,730	13,464	13,089	12,828	12,618
Retained earnings	54,682	54,029	51,439	51,338	50,578
Accumulated other comprehensive income	1,051	1,393	734	1,723	1,315

Total shareholders’ equity	$78,221	$77,609	$73,943	$74,547	$73,132

Total liabilities and shareholders’ equity	$651,654	$638,069	$634,315	$613,741	$626,830

EAGLE FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands)

Unaudited

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Interest and Dividend Income
Interest and fees on loans	$5,473	$5,377	$21,751	$21,695
Interest on federal funds sold	—	—	—	—
Interest and dividends on securities available for sale:
Taxable interest income	426	378	1,645	1,824
Interest income exempt from federal income taxes	238	261	972	1,096
Dividends	25	26	99	222
Interest on deposits in banks	7	8	26	12

Total interest and dividend income	$6,169	$6,050	$24,493	$24,849

Interest Expense
Interest on deposits	$190	$194	$741	$924
Interest on federal funds purchased and securities sold under agreements to repurchase	—	—	10	20
Interest on Federal Home Loan Bank advances	67	174	336	650
Interest on trust preferred capital notes	45	80	260	317

Total interest expense	$302	$448	$1,347	$1,911

Net interest income	$5,867	$5,602	$23,146	$22,938
Provision For Loan Losses	(250)	350	(227)	350

Net interest income after provision for loan losses	$6,117	$5,252	$23,373	$22,588

Noninterest Income
Income from fiduciary activities	$236	$290	$1,338	$1,162
Service charges on deposit accounts	319	338	1,244	1,323
Other service charges and fees	769	687	3,375	2,995
(Loss) Gain on the sale of bank premises and equipment	(81)	(14)	(76)	(14)
Gain on sales of AFS securities	8	897	124	990
Gain on redemption of trust preferred debt	—	—	2,424	—
Other operating income	84	23	9	150

Total noninterest income	$1,335	$2,221	$8,438	$6,606

Noninterest Expenses
Salaries and employee benefits	$3,121	$2,660	$12,318	$11,427
Occupancy expenses	387	317	1,563	1,280
Equipment expenses	383	174	1,102	720
Advertising and marketing expenses	154	155	612	571
Stationery and supplies	63	69	242	306
ATM network fees	210	180	805	712
Other real estate owned expenses	252	12	336	27
FDIC assessment	120	95	439	357
Computer software expense	149	208	696	872
Bank franchise tax	131	123	505	466
Professional fees	311	226	1,025	988
Other operating expenses	492	624	2,838	2,260

Total noninterest expenses	$5,773	$4,843	$22,481	$19,986

Income before income taxes	$1,679	$2,630	$9,330	$9,208
Income Tax Expense	324	196	2,433	2,068

Net income	$1,355	$2,434	$6,897	$7,140

Earnings Per Share
Net income per common share, basic	$0.38	$0.71	$1.97	$2.08

Net income per common share, diluted	$0.38	$0.70	$1.97	$2.07

EAGLE FINANCIAL SERVICES, INC.

Average Balances, Income and Expenses, Yields and Rates

(dollars in thousands)

	For the Three Months Ended
	December 31, 2015			December 31, 2014
	Average Balance	Interest Income/ Expense	Average Rate	Average Balance	Interest Income/ Expense	Average Rate
Assets:
Securities:
Taxable	$31,234	$1,789	5.73%	$62,502	$1,599	2.56%
Tax-Exempt (1)	72,804	1,432	1.97%	33,170	1,572	4.74%

Total Securities	$104,038	$3,221	3.10%	$95,672	$3,171	3.31%
Loans:
Taxable	$479,294	$21,498	4.49%	$453,699	$21,039	4.64%
Non-accrual	5,451	—	0.00%	8,982	—	0.00%
Tax-Exempt (1)	6,406	326	5.09%	7,918	447	5.64%

Total Loans	$491,151	$21,824	4.44%	$470,599	$21,486	4.57%
Federal funds sold	—	—	0.00%	—	—	0.00%
Interest-bearing deposits in other banks	12,170	28	0.23%	15,400	32	0.21%

Total earning assets	$601,908	$25,072	4.17%	$572,689	$24,688	4.31%
Allowance for loan losses	(5,160)			(5,564)
Total non-earning assets	43,494			48,061

Total assets	$640,242			$615,186

Liabilities and Shareholders’ Equity:
Interest-bearing deposits:
NOW accounts	$81,189	$83	0.10%	$79,159	$79	0.10%
Money market accounts	104,365	119	0.11%	98,633	111	0.11%
Savings accounts	79,376	43	0.05%	70,036	40	0.06%
Time deposits:
$100,000 and more	37,126	190	0.51%	35,548	171	0.48%
Less than $100,000	56,207	317	0.56%	59,846	369	0.62%

Total interest-bearing deposits	$358,262	$754	0.21%	$343,222	$770	0.22%
Federal funds purchased and securities sold under agreements to repurchase	2	—	0.00%	—	—	0.00%
Federal Home Loan Bank advances	23,152	266	1.15%	32,174	690	2.15%
Trust preferred capital notes	—	177	0.00%	7,217	317	4.44%

Total interest-bearing liabilities	$381,416	$1,196	0.31%	$382,613	$1,777	0.46%

Noninterest-bearing liabilities:
Demand deposits	181,147			157,652
Other Liabilities	—			3,032

Total liabilities	$562,563			$543,297
Shareholders’ equity	77,679			71,889

Total liabilities and shareholders’ equity	$640,242			$615,186

Net interest income		$23,876			$22,911

Net interest spread	3.85%		3.85%
Interest expense as a percent of average earning assets	0.20%		0.31%
Net interest margin	3.97%		4.00%

(1)	Income and yields are reported on a tax equivalent basis using a federal tax rate of 34%.

EAGLE FINANCIAL SERVICES, INC.

Average Balances, Income and Expenses, Yields and Rates

(dollars in thousands)

	For the Year Ended
	December 31, 2015			December 31, 2014
	Average Balance	Interest Income/ Expense	Average Rate	Average Balance	Interest Income/ Expense	Average Rate
Assets:
Securities:
Taxable	$71,159	$1,745	2.45%	$68,119	$2,060	3.02%
Tax-Exempt (1)	31,592	1,472	4.66%	33,652	1,659	4.93%

Total Securities	$102,751	$3,217	3.13%	$101,711	$3,719	3.65%
Loans:
Taxable	$465,444	$21,523	4.62%	$449,247	$21,465	4.78%
Non-accrual	6,446	—	0.00%	6,811	—	0.00%
Tax-Exempt (1)	7,210	346	4.80%	5,789	330	5.71%

Total Loans	$479,100	$21,869	4.56%	$461,847	$21,795	4.72%
Federal funds sold	—	—	0.00%	—	—	0.00%
Interest-bearing deposits in other banks	12,174	26	0.21%	6,075	12	0.20%

Total earning assets	$587,579	$25,112	4.27%	$562,882	$25,526	4.53%
Allowance for loan losses	(5,374)			(5,839)
Total non-earning assets	45,027			43,008

Total assets	$627,232			$600,051

Liabilities and Shareholders’ Equity:
Interest-bearing deposits:
NOW accounts	$80,809	$85	0.11%	$82,821	$88	0.11%
Money market accounts	99,088	113	0.11%	94,650	108	0.11%
Savings accounts	76,054	41	0.05%	67,515	35	0.05%
Time deposits:
$100,000 and more	36,098	170	0.47%	35,341	181	0.51%
Less than $100,000	57,992	332	0.57%	61,136	512	0.84%

Total interest-bearing deposits	$350,041	$741	0.21%	$341,463	$924	0.27%
Federal funds purchased and securities sold under agreements to repurchase	1,154	10	0.87%	1,865	20	1.07%
Federal Home Loan Bank advances	24,849	336	1.35%	28,818	650	2.26%
Trust preferred capital notes	4,441	260	5.85%	7,217	317	4.39%

Total interest-bearing liabilities	$380,485	$1,347	0.35%	$379,363	$1,911	0.50%

Noninterest-bearing liabilities:
Demand deposits	171,508			149,026
Other Liabilities	—			1,981

Total liabilities	$551,993			$530,370
Shareholders’ equity	75,239			69,681

Total liabilities and shareholders’ equity	$627,232			$600,051

Net interest income		$23,765			$23,615

Net interest spread			3.92%			4.03%
Interest expense as a percent of average earning assets			0.23%			0.34%
Net interest margin			4.04%			4.20%

(1)	Income and yields are reported on a tax equivalent basis using a federal tax rate of 34%.

EAGLE FINANCIAL SERVICES, INC.

Reconciliation of Tax-Equivalent Net Interest Income

(dollars in thousands)

	Three Months Ended
	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014
GAAP Financial Measurements:
Interest Income - Loans	$5,473	$5,541	$5,437	$5,301	$5,377
Interest Income - Securities and Other Interest-Earnings Assets	696	725	684	637	673
Interest Expense - Deposits	190	185	182	184	194
Interest Expense - Other Borrowings	112	136	145	213	254

Total Net Interest Income	$5,867	$5,945	$5,794	$5,541	$5,602
Non-GAAP Financial Measurements:
Add: Tax Benefit on Tax-Exempt Interest Income - Loans	$28	$29	$25	$36	$38
Add: Tax Benefit on Tax-Exempt Interest Income - Securities	123	126	127	125	135

Total Tax Benefit on Tax-Exempt Interest Income	$151	$155	$152	$161	$173

Tax-Equivalent Net Interest Income	$6,018	$6,100	$6,946	$5,702	$5,775